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                                                                   EXHIBIT 10.24

                                    SUBLEASE

         THIS SUBLEASE (hereinafter "Sublease"), is entered into this 30th day of December, 1998, by and between KMM PARKING, LLC, a Colorado limited liability company (hereinafter "Sublessee"), and CONCORDE CRIPPLE CREEK, INC., a Colorado corporation (hereinafter "Sublessor").

                               W I T N E S S E T H:

         WHEREAS, pursuant to the terms and conditions of that certain lease dated December __, 1998, a copy of which is attached hereto as Exhibit A (the "Prime Lease"), DAKOTA/BLACKHAWK, LLC, a Colorado limited liability company (hereinafter "Prime Landlord"), did lease to Sublessor as tenant, certain premises in the City of Blackhawk, State of Colorado, and more particularly described in the Prime Lease, on the terms and conditions contained therein; and

         WHEREAS, Sublessor desires to sublease a portion of those premises to Sublessee, and Sublessee desires to sublease from Sublessor a portion of the premises leased by Sublessor, all on the terms and conditions as forth below;

         NOW, THEREFORE, in and for consideration of the demise and the mutual covenants set forth below, the parties do hereby agree as follows:

         1. Term. Sublessor subleases to Sublessee, and Sublessee hereby subleases from Sublessor, for a term commencing the ____ day of _____________, 19__ and terminating on the earlier to occur of (a) termination of the Prime Lease for any reason, (b) the date on which a certificate of occupancy is obtained for the parking garage which is to be built within the KMM Parking Garage Minor Subdivision, City of Black Hawk, State of Colorado, or (c) the ____ day of ___________, 20__, those certain premises described on Exhibit B attached hereto and made a part hereof (the "Sublease Premises"). If for any reason Sublessor is unable to deliver possession of the Sublease Premises to Sublessee in accordance with the foregoing, then, notwithstanding the foregoing, Sublessee's right to occupy the Sublease Premises shall be delayed until Sublessor is able to obtain possession of the Sublease Premises.

         2. Terms of Use. The Sublease Premises shall be used solely as a parking lot for temporary, unstructured parking for up to fifty (50) cars, and shall comply with the purposes set forth in Section 3 of the Prime Lease. The Sublease Premises shall be used for no other purpose without the express written consent of Sublessor. Sublessee shall not commence any construction of improvements on the Sublease Premises without Sublessor's prior written approval. Sublessee shall not use or permit the use of the Sublease Premises in any manner that will tend to create waste or nuisance; provided that the permitted uses set forth in this Section 2 shall not be deemed to be a waste or nuisance. Upon termination of this Lease, the Premises shall be returned to Landlord in good, usable condition, normal wear and tear excepted.


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Sublessee shall pay any personal property taxes assessed on, or any portion of such taxes attributable to Sublessee's personal property located on the Subleased Premises.

         3. Rent. There shall be no rent paid by Sublessee to Sublessor hereunder during the term of this Lease.

         4. Indemnification. Sublessee shall indemnify and hold Sublessor and Prime Landlord harmless from and against all losses, costs, damages, expenses and liabilities, including but not limited to reasonable attorneys' fees, which Sublessor or Prime Landlord may incur or pay out by reason of any injuries to person or damage caused in whole or in part by the wrongful or negligent acts or omissions of Sublessee, its agents, employees or invitees, or by reason of any breach or default under the Prime Lease or hereunder on Sublessee's part.

         5. Insurance. Sublessee shall maintain liability insurance insuring Sublessor, Prime Landlord and Sublessee, against injury to person or property upon the Sublease Premises, and shall deliver a certificate of such insurance to Sublessor prior to commencement of the term of this Sublease. The insurance certificate shall be in an amount and in a form reasonably satisfactory to Sublessor, shall in all cases conform to the requirements of Section 9 of the Prime Lease, shall name Sublessor as an additional insured, and shall provide that the insurance certified cannot be canceled without at least thirty (30) days' prior written notice to Sublessor and Prime Landlord.

         6. Default and Remedies. Any (a) failure by Sublessee to perform or observe any of its covenants or obligations under this Sublease, or (b) default under the Prime Lease, shall, with respect to Sublessee's acts or omissions, be deemed a Default by Sublessee hereunder. In the event of a Default by Sublessee under this Sublease, Sublessor shall be entitled to all of the rights and remedies set forth in the Prime Lease as if the Sublessor were the Landlord and the Sublessee the Tenant thereunder, as well as any other rights or remedies available to Sublessor under applicable statutory or common law.

         7. Notice to Prime Landlord. Pursuant to Section 14 of the Prime Lease, Sublessor and Sublessee shall jointly notify the Prime Landlord of this Sublease.

         8. Binding Effect. Subject to Section 9 below, this Sublease shall apply to and bind the respective successors and assigns of the parties hereto, but this paragraph shall not be construed as a consent to any additional assignment or subletting by the Sublessor or the Prime Landlord, or a waiver of any rights whatsoever by the Prime Landlord.

         9. No Assignment or Subletting. Subject to any limitations under the Prime Lease, this Sublease may be assigned or sublet by Sublessee upon the written approval of Sublessor, which approval shall not be unreasonably withheld or delayed; provided, however, that Sublessee shall, upon notice to Sublessor, be permitted to sublet the Sublease Premises to Elevation 8000+ LLC ("Elevation") without Sublessor's consent.

         10. Interpretation. Words of one gender shall include all genders, and words of the singular shall include the plural, and the plural the singular, unless the context otherwise requires. The captions are for ready reference purposes, and are not intended to limit or modify the provisions hereof.


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         11. Recording. This Sublease may be recorded by either Sublessee or
Sublessor.

         12. Notices. Notices shall bed given as provided in the Prime Lease. Sublessor's and Sublessee's addresses for notices shall be as follows:

         Sublessor:                 KMM Parking, LLC
                                    1200 Seventeenth Street, #660
                                    Denver, Colorado 80202
                                    Attn:  Steven Knudson
                                    Phone:  (303) 572-6400
                                    Fax:  (303) 572-6464

         With a copy to:            Brownstein Hyatt Farber & Strickland, P.C.
                                    410 17th Street, 22nd Floor
                                    Denver, CO 80202
                                    Facsimile No.:  (303) 623-1956
                                    Attn:  Joshua J. Widoff, Esq.

         Sublessee:                 Concorde Cripple Creek, Inc.
                                    3290 Lien Street
                                    Rapid City, SD 57702
                                    Facsimile No.:  (605) 342-0247

         13. Golden Gates Casino. Sublessor agrees that this Sublease is intended to benefit the Golden Gates Casino located on the Golden Gates Casino Minor Subdivision, City of Blackhawk, State of Colorado (the "Casino"). Sublessee is currently entitled to occupy the Casino pursuant to a lease with Elevation (the "Lease"). In the event that Sublessee's right to occupy the Casino under the Lease or otherwise is canceled or terminated, the rights of the Sublessee hereunder shall inure automatically to Elevation upon notice to Sublessor.

         14. Acceptance of Premises. Sublessee has inspected the Sublease Premises and hereby accepts the same in its present "as is" condition, with the exception of its surface, insofar as Sublessor agrees to pave the Sublease Premises when weather permits in 1999 and to spread crushed asphalt prior thereto if parking on the Sublease Premises begins before pavement. Sublessor makes no warranty, express or implied, as to the fitness, liability, workmanship or other condition of the Sublease Premises. All alterations and improvements to the Sublease Premises shall be subject to Landlord's and Sublessor's prior written consent pursuant to the terms and provisions of the Prime Lease and shall be at Sublessee's sole cost and expense.

         15. Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of Colorado.

         16. Entire Agreement. This Sublease contains the entire agreement between the parties and no agreement shall be effective to change, modify or terminate this Sublease in whole or in part unless such agreement is in writing and duly signed by the parties hereto.



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         17. Counterparts. This document may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all of which counterparts, taken together, shall constitute one and the same agreement. Signatures may be exchanged by telecopy, with original signatures to follow. Each party shall bed bound by his or its own telecopied signature and shall accept the telecopied signature of the other parties herein.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument on the date first above written.

SUBLESSOR:                                  SUBLESSEE:

KMM PARKING, LLC                            CONCORDE CRIPPLE CREEK, INC.
a Colorado limited liability company        a Colorado corporation


/s/ Steven B. Knudseon                      By:  /s/ Jerry L. Baum
--------------------------------               -------------------------------
Steven B. Knudson, its Manager              Its:  President



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